SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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ONYX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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2100 Powell Street
Emeryville, California 94608
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Onyx Pharmaceuticals, Inc., a Delaware corporation (also referred to as “we,” “us,” and “Onyx”). The meeting will be held on Wednesday, June 1, 2005 at 10:00 a.m. local time at 2100 Powell Street, Emeryville, California 94608 for the following purposes:

1.	To elect two directors to hold office until the 2008 Annual Meeting of Stockholders.

2.	To approve the adoption of our 2005 Equity Incentive Plan.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005.

4.	To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is April 20, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Robert L. Jones
Secretary
Emeryville, California
April 21, 2005
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ONYX PHARMACEUTICALS, INC.
2100 Powell Street
Emeryville, CA 94608
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
June 1, 2005
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
      We intend to mail this proxy statement and accompanying proxy card on or about April 29, 2005 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only stockholders of record at the close of business on April 20, 2005 will be entitled to vote at the annual meeting. On this record date, there were 35,277,092 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on April 20, 2005 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on April 20, 2005 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are three matters scheduled for a vote:

•	Election of two directors;

•	Approval of the adoption of our 2005 Equity Incentive Plan; and

•	Ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005.

How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2005.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two nominees for director; “For” approval of the adoption of our 2005 Equity Incentive Plan; and “For” ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 2100 Powell Street, Emeryville, California 94608.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
      If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 2, 2006 to our Secretary at 2100 Powell Street, Emeryville, California 94608. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so between March 3, 2006 and April 4, 2006. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	To be approved, Proposal No. 1, for the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, approval of the adoption of our 2005 Equity Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 35,277,092 outstanding and entitled to vote. Thus 17,638,547 must be represented by stockholders present at the meeting or by proxy to have a quorum.
      Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.
Proposal 1 — Election Of Directors
      Our Amended and Restated Certificate of Incorporation and our Bylaws provide that the Board of Directors shall be divided into three classes: Class  I, Class II and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) serves for the remainder of the full term of the class of directors to which he or she was elected and until that director’s successor is elected and qualified. The Board of Directors typically schedules a board meeting on the day of the annual meeting of stockholders and it is our policy to invite nominees for directors to attend the Annual Meeting. All but one of the directors attended the 2004 Annual Meeting of Stockholders.
      The Board of Directors is presently composed of seven members. There are two directors in Class III, each of whose term of office expires in 2005. Each of the nominees for election to Class III, Magnus Lundberg and Hollings C. Renton, is currently a member of our Board of Directors and was previously elected by stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until that director’s earlier death, resignation or removal.
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that either of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee as management may propose. Messrs. Lundberg and Renton have each agreed to serve, if elected, and management has no reason to believe that either will be unable to serve.
      The following is a brief biography of each nominee for director.
Nominees for Election for a Three-year Term Expiring at the 2008 Annual Meeting — Class III
      Magnus Lundberg, age 49, has served as a Director since June 2000. Since April 2004, Mr. Lundberg has served as President and Chief Executive Officer of Pharmacia Diagnostics AB, a privately held diagnostic company, and formerly a division of Pfizer Inc, a pharmaceutical company. From March 1999 to April 2004, Mr. Lundberg served as President and Chief Executive Officer of Pharmacia Diagnostics AB, while it was a division of Pfizer. From September 1996 to March 1999, Mr. Lundberg served as President of both Chiron Therapeutics and Chiron Vaccines, each a division of Chiron Corporation, a biotechnology company. From 1981 to 1996, Mr. Lundberg held various management positions at Pharmacia AB, a pharmaceutical company. Mr. Lundberg holds an M.Sc. in Biology and Biochemistry from Abo Akademi in Turku, Finland.

      Hollings C. Renton, age 58, has served as a Director since April 1992, as President and Chief Executive Officer since March 1993, and as Chairman of the Board since June 2000. Prior to joining us, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a biotechnology company, from December 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from 1990 to 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to 1990. Mr. Renton serves on the boards of directors of Cepheid Corporation and Rigel Pharmaceuticals, Inc. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.
Directors Continuing in Office Until the 2006 Annual Meeting — Class I
      Paul Goddard, Ph.D., age 55, has served as a Director since February 1997. Dr. Goddard is Chairman of the board of directors of A.P. Pharma, Inc., Chairman of the board of directors of XenoPort, Inc. and Chairman of the board of directors of ARYx Therapeutics, Inc. From August 1998 to March 2000, Dr. Goddard served as President and Chief Executive Officer of Elan Pharmaceuticals, Inc., a biotechnology company and a division of Elan plc. From 1991 to 1998, Dr. Goddard served as Chief Executive Officer and Chairman of the Board of Neurex Corporation, a biotechnology company, until Neurex Corporation was acquired by Elan Corporation plc. Dr. Goddard also serves on the boards of directors of Molecular Devices Corporation and Adolor Corporation. He completed his Ph.D. in the area of Etiology and Pathophysiology of colon cancer at St. Mary’s Hospital, University of London.
      Antonio J. Grillo-López, M.D., age 65, has served as a Director since September 2002. From November 1992 to January 2001, Dr. Grillo-López served as Chief Medical Officer of IDEC Pharmaceuticals Corporation and from January 2001 to November 2003 held the position of Chief Medical Officer Emeritus of IDEC Pharmaceuticals Corporation. Dr. Grillo-López serves on the boards of directors of Favrille, Inc. and Salmedix, Inc., and on the scientific advisory boards of Favrille, Inc., Conforma Therapeutics Corporation, Salmedix, Inc., Seattle Genetics, Inc., Attenuon LLC and Nereus Pharmaceuticals. Dr. Grillo-López holds a B.S. and an M.D. from the University of Puerto Rico.
      Wendell D. Wierenga, Ph.D., age 57, has served as Director since December 1996. Since September 2003, Dr. Wierenga has served as Executive Vice President, Research and Development of Neurocine Biosciences, Inc., a biotechnology company. From September 2000 to August 2003, Dr. Wierenga served as the Chief Executive Officer of Syrrx, Inc., a biotechnology company. From February 1999 to August 2000, Dr. Wierenga served as Senior Vice President, Worldwide Pharmaceutical Sciences, Technologies and Development for the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company, a subsidiary of Pfizer Inc, and from 1990 to 1999 as Senior Vice President of Research of Parke-Davis. Dr. Wierenga served as Vice President of Medtech Ventures of Warner-Lambert, an investment fund, from 1992 to 2000. Dr. Wierenga serves on the boards of directors of Ciphergen Biosystems, Inc. and XenoPort, Inc. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in chemistry from Stanford University.
Directors Continuing in Office Until the 2007 Annual Meeting — Class II
      Nicole Vitullo, age 47, has served as Director since February 1998. Ms. Vitullo is a Managing Member of Domain Associates, L.L.C., a private venture capital firm. Prior to joining Domain in 1999, Ms. Vitullo was Senior Vice President of Rothchild Asset Management from 1992 until 1999. Ms. Vitullo serves on the board of directors of Eunoe, Inc., a private medical device firm and Ruxton Pharmaceuticals, Inc., a private company focused on neurodegenerative diseases. Ms. Vitullo holds a B.A. in Mathematics and an M.B.A. from the University of Rochester.
      Thomas G. Wiggans, age 53, has served as Director since March 2005. Since 1994, Mr. Wiggans has served as President, Chief Executive Officer and as a director of Connetics Corporation, a biotechnology company. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of

CytoTherapeutics, a biotechnology company. From 1980 to 1992, Mr. Wiggans served in various positions at Ares-Serono Group, a pharmaceutical company, including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. From 1976 to 1980, he held various sales and marketing positions with Eli Lilly & Co., a pharmaceutical company. Mr. Wiggans is currently a director of Abgenix Corporation, the Biotechnology Industry Organization (BIO), and serves as a member of its Executive Committee and its Emerging Company Section. In addition, he is Chairman of the Biotechnology Institute, a non-profit educational organization. Mr. Wiggans holds a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University.
Independence of The Board of Directors
      As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Renton, our Chairman, President and Chief Executive Officer.
Information Regarding the Board of Directors and its Committees
      In September 2004, the Board of Directors documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, the role of the Board, director education, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://www.onyx-pharm.com/wt/page/corpIgov; however, information found on our website is not incorporated by reference into this report.
      As required under applicable Nasdaq listing standards, in fiscal 2004 our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of: Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Governance Committee.

      The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal year 2004 for each of the Board committees:

Nominating and
Name	Audit	Compensation		Governance

Paul Goddard, Ph.D.		X	*	X
Antonio Grillo-López, M.D.
Magnus Lundberg	X
Hollings C. Renton
George A. Scangos, Ph.D.+	X	X
Nicole Vitullo	X*	X		X
Wendell Wierenga, Ph.D.				X*
Total meetings in fiscal year 2004	7	3		1

*	Committee Chairperson

+	Dr. Scangos resigned from our Board, Compensation Committee and Audit Committee on March 8, 2005. Mr. Wiggans was appointed to our Board and Audit Committee on March 9, 2005.
      Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment in his or her service as a member of our Board and the committees on which he or she serves.
Audit Committee
      The Audit Committee meets with our independent registered public accounting firm at least quarterly to review the financial results of the fiscal quarters and the annual audit and discuss the financial statements; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; evaluates the independent registered public accounting firm’s performance; and receives and considers the independent registered public accounting firm’s comments as to scope, adequacy and effectiveness of financial reporting controls. The Committee met seven times during the 2004 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that has been approved by the Board of Directors. The charter is attached to these proxy materials as Annex A, and may also be viewed at http://www.onyx-pharm.com/wt/page/corpIgov.
      The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Ms. Vitullo qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Ms. Vitullo’s level of knowledge and experience based on a number of factors, including her formal education and experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.
Compensation Committee
      The Compensation Committee reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; recommends to the Board for approval the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of other senior management, including executive officers; and administers our stock option and purchase plans. Our Compensation Committee Charter can be found on our corporate website at http://www.onyx-pharm.com/wt/page/corpIgov. The Compensation Committee met three times during the fiscal year ended December 31, 2004. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).
Nominating and Governance Committee
      The Nominating and Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending incumbent directors to the Board for reelection to the Board, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles. Our Nominating and Governance Committee charter can be found on our corporate website at http://www.onyx-pharm.com/wt/page/corpIgov. The Nominating and Governance Committee met once during the fiscal year ended December 31, 2004. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).
      The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having the highest personal integrity and ethics, possessing relevant expertise, having sufficient time, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, age, skills and any other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews the directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

      The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 2100 Powell Street, Emeryville, California 94608 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. The deadline for recommending a director nominee for consideration by the Nominating and Governance Committee for the 2006 Annual Meeting of Stockholders is January 2, 2006. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors
      The Board of Directors met five times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.
Stockholder Communications With The Board Of Directors
      Historically, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may direct communications to a particular director, or to the independent directors generally, in care of: Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608.
Code Of Ethics
      We have adopted the Onyx Pharmaceuticals, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on our website at http://www.onyx-pharm.com/wt/page/corpIgov. If we make any substantive amendments to the Code of Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Proposal 2 — Approval Of 2005 Equity Incentive Plan
      Our Board of Directors adopted the Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 Incentive Plan”) in April 2005, subject to stockholder approval at the annual meeting. The 2005 Incentive Plan is intended as the successor to, and a continuation of, our 1996 Equity Incentive Plan (the “1996 Equity Plan”) and our 1996 Non-Employee Directors’ Stock Option Plan (the “1996 Directors’ Plan”).
      The Board adopted the 2005 Incentive Plan as a single, comprehensive equity incentive program to replace the 1996 Equity Plan and the 1996 Directors’ Plan. The approval of the 2005 Incentive Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our and our affiliates’ employees, directors, and consultants, and to provide incentives for these persons to exert maximum efforts for our success.
      As of March 31, 2005, options (net of canceled or expired options) covering an aggregate of 2,786,102 shares of common stock had been granted under the 1996 Equity Plan and approximately 493,193 shares of common stock (plus any shares that might in the future be returned to the 1996 Equity Plan as a result of the cancellation or expiration of options) remained available for future grants under the 1996 Equity Plan. As of March 31, 2005, options (net of canceled or expired options) covering an aggregate of 225,750 shares of common stock had been granted under the 1996 Directors’ Plan and approximately 65,000 shares of common stock (plus any shares that might in the future be returned to the 1996 Directors’ Plan as a result of the cancellation or expiration of options) remained available for future grants under the 1996 Directors’ Plan.
      During the last fiscal year, we granted options to purchase an aggregate of 625,000 shares of common stock under the 1996 Equity Plan and the 1996 Directors’ Plan to current executive officers and directors at exercise prices ranging from $32.77 to $41.69 per share and granted to all our employees and consultants (excluding executive officers) as a group options to purchase 177,925 shares at exercise prices ranging from $27.29 to $53.37 per share.
      Upon approval by the stockholders, all outstanding options under the 1996 Equity Plan and the 1996 Directors’ Plan will become subject to the 2005 Incentive Plan and no further options will be granted under the 1996 Equity Plan and the 1996 Directors’ Plan. Except as otherwise noted below, these outstanding options have substantially the same terms as will be in effect for future options granted under the 2005 Incentive Plan.
      In this Proposal 2, you are requested to approve the adoption of the 2005 Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the 2005 Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.
      The terms and provisions of the 2005 Incentive Plan are summarized below. This summary, however, does not purport to be a complete description of the 2005 Incentive Plan. The 2005 Incentive Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Incentive Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608.
      The following is a summary of the material features of the 2005 Incentive Plan.

General
      The 2005 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation (collectively, the “stock awards”). The 2005 Incentive Plan also provides the ability to grant performance stock awards and performance cash awards (together, the “performance awards”) so that our Compensation Committee may use performance criteria in establishing specific targets to be attained as a condition to the grant, vesting, or exercise of one or more awards under the 2005 Incentive Plan to qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), as explained in greater detail below.
      The 2005 Incentive Plan provides for the grant of the same types of awards as the 1996 Equity Plan, but adds stock unit awards, performance awards, and other forms of equity compensation. The 1996 Directors’ Plan provides exclusively for the automatic grant of nonstatutory stock options to new and continuing non-employee members of our Board. Incentive stock options granted under the 2005 Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code.” Nonstatutory stock options granted under the 2005 Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.
Purpose
      Our Board adopted the 2005 Incentive Plan to provide a means to secure and retain the services of our and our affiliates’ employees, directors, and consultants, to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards, and thereby align the long-term compensation and interests of those individuals with our stockholders.
Administration
      Our Board administers the 2005 Incentive Plan. Subject to the provisions of the 2005 Incentive Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.
      Our Board has the authority to delegate some or all of the administration of the 2005 Incentive Plan (except the non-discretionary grant program) to a committee or committees composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither our current or former officer nor our current employee, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 2005 Incentive Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself. In accordance with the provisions of the 2005 Incentive Plan, the Board has delegated administration of the 2005 Incentive Plan to the Compensation Committee.

Eligibility
      Incentive stock options may be granted under the 2005 Incentive Plan only to our and our affiliates’ employees (including officers). Our and our affiliates’ Employees (including officers), non-employee Board members, and consultants are eligible to receive all other types of stock awards and performance awards under the 2005 Incentive Plan. However, participation in the non-discretionary grant program is limited to the six non-employee Directors (see “Non-Discretionary Grant Program” below).
      No incentive stock option may be granted under the 2005 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Incentive Plan and any of our other equity plans) may not exceed $100,000.
      No person may be granted options and/or stock appreciation rights under the 2005 Incentive Plan covering more than 1,000,000 shares of common stock during any calendar year. This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the 2005 Incentive Plan, or upon the subsequent sale of the shares acquired under those awards, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.
      No more than 10% of the total number of shares of common stock available for issuance under the 2005 Incentive Plan may be issued to newly-hired employees as stock purchase awards, stock bonus awards, or stock unit awards that vest over less than a three year period measured from the date of hire.
Stock Subject to the 2005 Incentive Plan
      Subject to this Proposal, the maximum number of shares of common stock available for issuance under the 2005 Incentive Plan is 7,560,045. This share reserve consists of (a) the number of shares remaining available for issuance under the 1996 Equity Plan and the 1996 Directors’ Plan, including shares subject to outstanding stock awards thereunder, plus (b) an additional 3,990,000 shares subject to approval of the stockholders at the annual meeting. In addition, the number of shares of common stock reserved for issuance under the 2005 Incentive Plan will be reduced by 1.3 shares for each share of common stock issued pursuant to a stock purchase award, stock bonus award, stock unit award, or stock appreciation right with respect to which the strike price is less than 100% of the fair market value of the stock on the date of grant.
      If stock awards granted under the 2005 Incentive Plan expire or otherwise terminate without being exercised in full or are settled in cash, the shares of common stock not acquired pursuant to such awards again become available for subsequent issuance under the 2005 Incentive Plan. If stock awards granted under the 2005 Incentive Plan are not delivered to a participant because (a) the stock award is exercised through a reduction in the number of shares subject to the stock award, (b) the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or (c) shares are withheld in satisfaction of applicable withholding taxes, the number of shares not delivered will not remain available for subsequent issuance under the plan. Finally, if the exercise price is satisfied by tendering shares of common stock held by a participant, the number of shares so tendered will not remain available for subsequent issuance under the plan.
Terms of Options
      Options may be granted under the 2005 Incentive Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2005 Incentive Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
      Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility”

above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. Nonstatutory stock options under the 1996 Equity Plan may not be less than 85% of the fair market value of the stock on the date of grant. As of April 20, 2005, the closing price of our common stock as reported on the Nasdaq National Market was $31.06 per share.
      Consideration. The exercise price of options granted under the 2005 Incentive Plan may, at the discretion of the Board, be paid in (a) cash or check, (b) pursuant to a broker-assisted cashless exercise, (c) by delivery of other shares of our common stock, (d) pursuant to a net exercise arrangement, or (e) in any other form of legal consideration acceptable to the Board.
      Vesting. Options granted under the 2005 Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with us or our affiliates, whether this service is performed in the capacity of an employee, director, or consultant (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2005 Incentive Plan may be subject to different vesting terms. However, options granted under the 2005 Incentive Plan (except those granted to non-employee directors) may not vest at a rate more favorable to the optionholder than over a one year period measured from the date of grant (or the date of hire for newly-hired participants), except in the event of death, disability, a corporate transaction, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the time during which an option may vest or be exercised.
      Term. The maximum term of options granted under the 2005 Incentive Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
      Termination of Service. Options under the 2005 Incentive Plan generally terminate three (3) months after termination of a participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination; (b) the participant dies before the participant’s service has terminated, or within three (3) months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.
      Restrictions on Transfer. A participant in the 2005 Incentive Plan may not transfer an option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Board may grant nonstatutory stock options that are transferable in certain limited instances. A participant may also designate a beneficiary who may exercise an option following the participant’s death.
Terms of Stock Appreciation Rights
      Stock appreciation rights may be granted under the 2005 Incentive Plan pursuant to stock appreciation rights agreements.
      Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by the Board.
      Strike Price. The strike price of stock appreciation rights granted as a stand-alone or tandem stock award may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

      Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board. However, stock appreciation rights granted under the 2005 Incentive Plan (except those granted to non-employee directors) may not vest at a rate more favorable to the participant than over a one year period measured from the date of grant (or the date of hire for newly-hired participants), except in the event of death, disability, a corporate transaction, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the time during which a stock appreciation right may be exercised.
      Term. The maximum term of stock appreciation rights granted under the 2005 Incentive Plan is 10 years.
      Termination of Service. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three (3) months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Terms of Stock Purchase Awards and Stock Bonus Awards
      Stock purchase awards and stock bonus awards may be granted under the 2005 Incentive Plan pursuant to stock purchase award agreements and stock bonus award agreements, respectively.
      Purchase Price. The purchase price for stock purchase awards must be at least the par value of our common stock.
      Consideration. The purchase price for stock purchase awards may be payable in (a) cash or check, (b) past or future services rendered to us or our affiliate, or (c) in any other form of legal consideration acceptable to the Board. The Board may grant stock bonus awards in consideration for (a) past or future services rendered to us or an affiliate, or (b) any other form of legal consideration acceptable to the Board, without the payment of a purchase price.
      Vesting. Shares of stock acquired under a stock purchase or stock bonus award are subject to a repurchase option in our favor or forfeiture to us in accordance with a vesting schedule as determined by the Board. However, stock purchase awards and stock bonus awards granted under the 2005 Incentive Plan (except those granted to non-employee directors) may not vest at a rate more favorable to the participant than over a three (3)-year period measured from the date of grant, except in the event of death, disability, a corporate transaction, or a change in control. In addition, a stock bonus award granted to a newly-hired employee as an inducement to become an employee may not vest at a rate more favorable to the participant than over a one (1)-year period measured from the date of hire, except in the event of death, disability, a corporate transaction, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or stock bonus award.
      Termination of Service. Upon termination of a participant’s service, we may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or stock bonus award agreement.
      Restrictions on Transfer. Rights to acquire shares under a stock purchase or stock bonus award may be transferred only upon such terms and conditions as determined by the Board.
Terms of Stock Unit Awards
      Stock unit awards may be granted under the 2005 Incentive Plan pursuant to stock unit award agreements.
      Consideration. The purchase price for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

      Settlement of Awards. A stock unit award may be settled by the delivery of shares of our common stock, cash, or any combination as determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.
      Vesting. Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. However, stock unit awards granted under the 2005 Incentive Plan (except those granted to non-employee directors) may not vest at a rate more favorable to the participant than over a three (3)-year period measured from the date of grant, except in the event of death, disability, a corporate transaction, or a change in control. In addition, a stock unit award granted to a newly-hired employee as an inducement to become an employee may not vest at a rate more favorable to the participant than over a one (1)-year period measured from the date of hire, except in the event of death, disability, a corporate transaction, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the vesting of a stock unit award.
      Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future.
      Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Performance Awards
      General. The 2005 Incentive Plan allows the Board to issue performance stock awards and performance cash awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the issuance of such stock or cash is approved by the Compensation Committee and the grant, vesting, or exercise of one or more stock awards and the delivery of such cash is tied solely to the attainment of certain performance goals during a designed performance period.
      Performance Goals. To assure that the compensation attributable to one or more stock purchase or stock bonus awards, restricted stock units, or performance awards will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more of these awards so that stock or cash will be issued or paid pursuant to the award upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or a combination of, the following: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization (EBITDA); (d) net earnings; (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre- and after-tax income; (n) pre-tax profit; (o) operating cash flow; (p) sales or revenue targets; (q) increases in revenue or product revenue; (r) expenses and cost reduction goals; (s) improvement in or attainment of expense levels; (t) improvement in or attainment of working capital levels; (u) economic value added; (v) market share; (w) cash flow; (x) cash flow per share; (y) share price performance; (z) debt reduction; (aa) implementation or completion of projects or processes; (bb) customer satisfaction; (cc) total stockholder return; (dd) stockholders’ equity; and (ee) other measures of performance selected by the Board.
      Annual Limitation. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards may not exceed $2,000,000.
Terms of Other Stock Awards
      General. The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2005 Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2005 Incentive Plan.
      Vesting. Other stock awards granted under the 2005 Incentive Plan (except those granted to non-employee directors) may not vest at a rate more favorable to the participant than over a three (3)-year period measured from the date of grant, except in the event of death, disability, a corporate transaction, or a change in control. However, an other stock award granted to a newly-hired employee as an inducement to become an employee may not vest at a rate more favorable to the participant than over a one (1)-year period measured from the date of hire, except in the event of death, disability, a corporate transaction, or a change in control. Subject to the foregoing limitations, the Board has the authority to accelerate the vesting of an other stock award.
Non-Discretionary Grant Program
      The 2005 Incentive Plan is intended to provide for the automatic grant of stock options to non-employee Board members under substantially the same terms and conditions as the 1996 Directors’ Plan. If the stockholders approve the 2005 Incentive Plan, the non-discretionary grant program under the 2005 Incentive Plan will replace the 1996 Directors’ Plan, and no further option grants will be made under the 1996 Directors’ Plan. However, all outstanding option grants under the 1996 Directors’ Plan will continue in effect in accordance with their existing terms and conditions. Pursuant to the non-discretionary grant program in effect under the proposed 2005 Incentive Plan, eligible non-employee Board members will receive a series of stock awards over their period of service on the Board. Those stock awards will be made as follows:
      Initial Option Grant. Each new non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option to purchase 20,000 shares of our common stock (the “initial option grant”).
      Annual Awards. On the anniversary date of the date when each non-employee Board member was elected or appointed to the Board (the “annual award date”), each non-employee Board member will be automatically granted a stock award (the “annual award”) as follows:

Form of Annual Award. The annual award will be either in the form of a nonstatutory stock option grant or stock bonus award. In the calendar year prior to the grant of an annual award, the Board decides whether the annual award will be in the form of a nonstatutory stock option or stock bonus award. If the Board does not make such a determination by December 31st of the preceding calendar year, the annual awards to be granted in the subsequent calendar year will be granted in the form of a nonstatutory stock option. Annual awards granted in 2005 will be in the form of nonstatutory stock options. The 1996 Directors’ Plan only provides for the automatic grant of nonstatutory stock options.

Annual Option Grant. If the annual award is in the form of a nonstatutory stock option (the “annual option grant”), each non-employee director serving on the Board on the annual award date will receive an option to purchase 10,000 shares of our common stock.

Annual Stock Bonus Award. If the annual award is in the form of a stock bonus award, the annual award will not be more favorable to each non-employee director than that number of unvested shares of our common stock determined as the quotient obtained by dividing (a) the “fair value” of an annual option grant at such time, as determined under generally accepted accounting principles and using the option pricing model employed for purposes of estimating the value of our compensatory stock options, by (b) the fair market value of our common stock on the date of grant. In addition, the Board has the authority to provide that the issuance of a stock bonus will be delivered in a stock unit award with shares to be delivered when shares would have otherwise vested under the annual stock bonus award.

Terms of Options
      The exercise price of each option granted under the non-discretionary grant program is 100% of the fair market value of the common stock subject to the option on the date of grant. The maximum term of options granted under the non-discretionary grant program is ten years. The remaining terms and conditions of each option is set forth in an option agreement in the form adopted from time to time by the Board.

Terms of Stock Bonus Awards
      Stock bonus awards are granted in consideration for past or future services rendered to us. The remaining terms and conditions of each stock bonus award is set forth in the stock bonus award agreement in the form adopted form time to time by the Board.

Corporate Transactions
      In the event of (a) certain significant corporate transactions, or (b) the successful completion of a tender or exchange offer for securities possessing more than 50% of our total combined voting power, the vesting of stock awards granted under the non-discretionary grant program will automatically accelerate in full.
Changes to Capital Structure
      In the event any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the 2005 Incentive Plan, (b) the maximum number and/or class of securities for which any one person may be granted stock awards per calendar year, (c) the number and/or class of securities for which stock awards are subsequently to be made under the non-discretionary grant program to new and continuing non-employee Board members, and (d) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Incentive Plan.
Corporate Transactions; Changes in Control
      In the event of certain significant corporate transactions, all outstanding stock awards under the 2005 Incentive Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such stock awards, then (a) with respect to any such stock awards that are held by individuals then performing services for us or our affiliates, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (b) all other outstanding stock awards will be terminated if not exercised prior to the effective date of the corporate transaction. Other stock awards such as stock purchase awards may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If such repurchase or forfeiture rights are not assigned, then such stock awards will become fully vested.
      The Board may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender that stock award in exchange for a payment equal to the excess of (a) the value of the property the individual would have received upon exercise of the stock award, over (b) the exercise price otherwise payable in connection with the stock award.
      A significant corporate transaction will be deemed to occur in the event of (a) a sale or all or substantially all of our and our subsidiaries’ consolidated assets, (b) the sale of at least 90% of our outstanding securities, (c) a merger or consolidation in which we are not the surviving corporation, or (d) a merger or consolidation in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the corporate transaction.
      The Board has the discretion to provide that a stock award under the 2005 Incentive Plan will immediately vest as to all or any portion of the shares subject to the stock award (a) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (b) in the event a participant’s service with us or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2005 Incentive Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.
      The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control over us.
Duration, Termination and Amendment
      The Board may suspend or terminate the 2005 Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2005 Incentive Plan will terminate on April 18, 2015.
      The Board may amend or modify the 2005 Incentive Plan at any time, subject to any required stockholder approval. Stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2005 Incentive Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2005 Incentive Plan, (c) materially increases the benefits accruing to the participants under the 2005 Incentive Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2005 Incentive Plan, (d) materially extends the term of the 2005 Incentive Plan, or (e) expands the types of awards available for issuance under the 2005 Incentive Plan.
      The Board also may submit any other amendment to the 2005 Incentive Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.
Federal Income Tax Information
      The following is a summary of the principal United States federal income taxation consequences to our employees and us with respect to participation in the 2005 Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
      Incentive Stock Options. Incentive stock options granted under the 2005 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition we will not be entitled to any income tax deduction.
      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m)

of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
      Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.
      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
      Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled, (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.
      Stock Purchase Awards and Stock Bonus Awards. The tax principles applicable to stock purchase awards and stock bonus awards under the 2005 Incentive Plan will be substantially the same as those summarized above for the exercise of nonstatutory stock options.
      Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
      Potential Limitation on Our Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are granted by a compensation committee comprised solely of “outside directors,” the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.
      Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the Compensation

Committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).
New Plan Benefits
      No options have been granted to date under the 2005 Incentive Plan. However, if this Proposal 2 is approved by our stockholders, each person who is at that time serving as a non-employee Board member on the anniversary of his or her appointment to the Board will receive an option grant for 10,000 shares of our common stock. See the section titled “Non-Discretionary Grant Program” in this Proposal 2 for additional details.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004:

Number of Securities
Remaining Available
for Issuance Under
	Number of Securities		Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category (1)	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,296,442	$17.99	1,333,355	(2)

(1)	We have no equity compensation plans not approved by security holders.

(2)	Of these securities, 51,162 shares remain available for purchase under our Employee Stock Purchase Plan.
      As of March 31, 2005, there were options to purchase a total of 3,011,852 shares of our common stock outstanding under our equity compensation plans, with a weighted average exercise price per share of $20.02, a weighted average remaining term of 7.7 years and a weighted average option fair value, calculated using a Black-Scholes option-valuation model, of $15.02.

Proposal 3 — Ratification Of Selection Of Independent Registered Public
Accounting Firm
      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1992. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
      The following table represents aggregate fees billed to us for fiscal years ended December 31, 2004 and December 31, 2003 by Ernst & Young, our principal accountant:

	Fiscal Year
	Ended

	2004	2003

	(In thousands)
Audit Fees	$344	$260
Audit-related Fees	48	26
Tax Fees	25	28
Other Fees	40	—

Total Fees	$457	$314

      In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Ernst & Young for professional services for the audit of our financial statements included in our Form 10-K and the review of financial statements included in our Form 10-Qs, for services related to attestation of management’s assessment of the effectiveness of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided by the accountant in connection with statutory and regulatory filings; “audit-related fees” are fees related primarily to assisting us in preparing for the internal control documentation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and auditing our 401(k) plan; “tax fees” are fees for preparation of federal and state income tax returns and related tax advice; and “other fees” are fees related to an audit of 2003 expenses incurred by our collaboration partner, Bayer Pharmaceuticals Corporation, relating to our sorafenib project.
      All fees and services described above were pre-approved by the Audit Committee.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

MANAGEMENT
Executive Officers
      Information with respect to our executive officers as of April 20, 2005 is set forth below:

Name	Age	Position

Hollings C. Renton	58	Chairman of the Board, President and Chief Executive Officer
Edward F. Kenney	60	Executive Vice President and Chief Business Officer
Leonard E. Post, Ph.D.	52	Senior Vice President, Research & Development
Fabio M. Benedetti, M.D.	39	Vice President, Medical Affairs
Scott Freeman	48	Vice President, Clinical Development
Gregory J. Giotta, J.D., Ph.D.	58	Vice President and Chief Legal Counsel
Jeanne Y. Jew	41	Vice President, Corporate & Commercial Development
Randy A. Kelley	49	Vice President, Sales & Marketing
Julianna R. Wood	49	Vice President, Corporate Communications & Investor Relations
Marilyn E. Wortzman, C.P.A.	58	Vice President, Finance & Administration
      Hollings C. Renton has served as a Director since April 1992, as President and Chief Executive Officer since March 1993, and as Chairman of the Board since June 2000. Prior to joining us, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a biotechnology company, from 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from 1990 to 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to 1990. Mr. Renton serves on the boards of directors of Cepheid Corporation, Rigel Pharmaceuticals, Inc. and the Biotechnology Industry Organization (BIO). Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.
      Edward F. Kenney joined us in June 2004 as Executive Vice President and Chief Business Officer. From January 1999 to February 2004, he served as Executive Vice President and Chief Operating Officer of Cell Therapeutics, Inc., a pharmaceutical company. From February 1997 to October 1998, Mr. Kenney served as Vice President, Marketing and Sales, at CellPro, Inc., a medical device company. From 1987 to 1996, he held various management positions with Chiron Corporation, most recently as Vice President of Marketing and Sales for Chiron Therapeutics. Mr. Kenney holds a B.S. in Zoology and an M.S. in Natural Resources from Ohio State University.
      Leonard E. Post, Ph.D. joined us in July 2000 as Senior Vice President, Research and Development. Prior to joining us, Dr. Post served in various management positions at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert Company, a subsidiary of Pfizer Inc from 1991 to July 2000, including Vice President, Discovery Research from June 1997 to December 1999 and Vice President, Biologicals from January 2000 to July 2000. From 1993 to June 2000, Dr. Post served as adjunct professor in the Department of Microbiology and Immunology at the University of Michigan. Dr. Post serves on the board of directors of Praecis Pharmaceuticals Inc. He received his Ph.D. from the University of Wisconsin.
      Fabio Benedetti, M.D. joined us in January 2005 as Vice President, Medical Affairs. From May 2002 to January 2005, he served as Vice President of Global Medical Affairs at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. From July 1999 to May 2002, Dr. Benedetti served in various management positions, including Senior Medical Director of Oncology at Bristol-Myers Squibb, a pharmaceuticals company. From September 1997 to June 1999, he served as Medical Director at Roche Laboratories, Inc., a healthcare company. Dr. Benedetti holds an M.D. from Brown University Medical School. Dr. Benedetti completed his residency in internal medicine at the University of Rochester followed by his oncology/hematology fellowship at Memorial Sloan-Kettering Cancer Center.
      Scott Freeman, M.D. has served as Vice President, Clinical Development since March 2001. From July 1998 to March 2001, Dr. Freeman served as Clinical Project Director at Schering-Plough, a pharmaceutical company, where he worked on gene therapy and novel biologics programs. From 1992 to 1998, Dr. Freeman served as Associate Professor and Medical Director of the Blood Center at Tulane University. Dr. Freeman holds an M.D. from the University of Nevada-Reno and completed his residency at the University of Minnesota.
      Gregory J. Giotta, Ph.D., J.D. joined us in June 1995 as Vice President and Chief Legal Counsel. Prior to joining us, Dr. Giotta served as Vice President and Chief Intellectual Property Attorney at Glycomed Corporation, a biotechnology company, from 1992 to 1995. Dr. Giotta earned a Ph.D. from the University of California at Santa Cruz and a J.D. from the University of San Diego.
      Jeanne Y. Jew joined us as Vice President, Corporate and Commercial Development in November 2002. From October 2001 to November 2002, Ms. Jew served as Vice President, Business Development at Deltagen, Inc., a biotechnology company. From April 1997 to October 2001, Ms. Jew served in various management positions at Coulter Pharmaceutical, Inc., a biotechnology company, which was acquired by Corixa Corporation, a biotechnology company, including Vice President, Business Development from December 2000 to October 2001. She received her B.A. from Wesleyan University and holds an M.B.A. in International Business and Finance from Cornell University.
      Randy A. Kelley joined us in September 2004 as Vice President, Sales and Marketing. From April 1994 to September 2004, Mr. Kelley served in various senior marketing and sales positions at Chiron Corporation, a biotechnology company, most recently as Vice President, North America Sales, from 2000 to September 2004. From 1990 to 1994, Mr. Kelley held various sales positions at Immunex Corporation, a biotechnology company, including Vice President of Sales from 1993 to 1994. He held various sales positions at Adria Laboratories, a pharmaceutical company, from 1980 to 1990. Mr. Kelley holds a B.A. in liberal arts from the University of the Pacific.
      Julianna R. Wood joined us as Vice President, Corporate Communications and Investor Relations in May 2003. From December 2001 to May 2003, Ms. Wood was Senior Director of Investor Relations and Corporate Communications at Caliper Technologies Corporation, a biotechnology company. She served in a similar capacity at Sangamo BioSciences, Inc. from March 2000 to August 2001 and Chiron Corporation, a biotechnology company, from November 1997 to March 2000. Ms. Wood holds a B.A. from Stanford University and has an M.B.A. from Duke University.
      Marilyn E. Wortzman, C.P.A. was appointed our Vice President, Finance and Administration in March 2004. From February 2003 to March 2004, Ms. Wortzman served as Vice President, Finance. From 1998 to 2003, Ms. Wortzman served as Controller. From 1997 to 1998, Ms. Wortzman served as our acting Controller. Prior to joining us, Ms. Wortzman served as Finance Manager for AutoDesk, Inc., a software company, from 1992 to 1996. Ms. Wortzman holds a B.A. in Political Science from Syracuse University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial Ownership(1)

		Shares Issuable
	Outstanding	Pursuant to Options or
	Shares of	Warrants Exercisable
	Common	Within 60 Days of	Percent
Name of Beneficial Owner	Stock	March 1, 2005	of Total

5% Stockholders
FMR Corp.(2)	4,781,148	—	13.55%
82 Devonshire Street
Boston, MA 02109
Entities Affiliated with Arnold H. Snider(3)	2,635,495	—	7.47%
780 Third Ave., 37th Floor
New York, NY 10017
Entities Affiliated with Citadel Limited Partnership	2,437,489	181,000	7.39%
131 S. Dearborn Street, 32nd Floor
Chicago, IL 60603
Entities Affiliated with Maverick Capital, Ltd.(4)	2,350,200	—	6.66%
300 Crescent Court, 18th Floor
Dallas, TX 75201
Entities Affiliated with Sectoral Asset Management Inc.(5)	1,802,780	—	5.11%
2120-1000 Sherbrooke St.
West Montreal PQ H3A 3G4 Canada
Directors and Executive Officers
Paul Goddard, Ph.D.	—	33,000	*
Antonio J. Grillo-López, M.D.	—	12,083	*
Magnus Lundberg	—	5,000	*
Hollings C. Renton(6)	31,809	657,854	1.92%
Nicole Vitullo(7)	704,065	50,000	2.13%
Wendell D. Wierenga, Ph.D.	—	23,500	*
Thomas G. Wiggans	—	—	*
Scott M. Freeman, M.D.(8)	8,400	190,000	*
Gregory J. Giotta, Ph.D., JD.(9)	—	70,604	*
Jeanne Y. Jew(10)	—	112,800	*
Leonard E. Post, Ph.D.(11)	18,179	282,000	*
All executive officers and directors as a group (16 persons)(12)	763,170	1,975,590	7.35%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,275,388 shares outstanding on March 1, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,732,748 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 4,732,748 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 39,900 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 39,900 shares and sole power to vote or to direct the voting of 39,900 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Consists of (i) 1,272,945 shares of common stock held by Deerfield Partners, L.P., which is managed by Deerfield Capital, L.P. and (ii) 1,362,550 shares of common stock held by Deerfield International Limited which is managed by Deerfield Management Company. Mr. Snider is General Partner of Snider Capital Corporation, which is in turn the General Partner of Deerfield Capital, L.P. Mr. Snider is also the General Partner of Snider Management Corporation, which is in turn the General Partner of Deerfield Management Company, L.P. Mr. Snider disclaims beneficial ownership of the shares held by Deerfield Partners, L.P. and Deerfield International Limited except to the extent of his pecuniary interest therein.

(4)	Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares set forth in the table above through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is a manager of Maverick Capital Management, LLC and is granted sole investment discretion pursuant to Maverick Capital Management, LLC’s Regulations.

(5)	Sectoral Asset Management Inc, in its capacity as an investment adviser, has the sole right to dispose of or vote the number of shares set forth in the table above. Jérôme G. Pfund and Michael L. Sjöström are the sole shareholders of Sectoral Asset Management Inc. Sectoral Asset Management, Inc. and Messrs. Pfund and Sjöström disclaim beneficial ownership of the shares held by Sectoral Asset Management Inc.

(6)	Includes 10,737 shares held by Mr. Renton, 19,872 shares held by the Renton Family Trust and 1,200 shares held by Mr. Renton’s spouse. Of the shares exercisable within 60 days of March 1, 2005, 154,689 would be unvested and subject to repurchase by us if exercised.

(7)	Consists of (i) 255,243 shares of common stock held by Domain Partners IV, L.P., (ii) 6,107 shares of common stock held by DP IV Associates, L.P., (iii) 432,464 shares of common stock held by Domain Partners V, L.P. and (iv) 10,251 shares of common stock held by DP V Associates, L.P. Ms. Vitullo is a managing member of Domain Associates, L.L.C. which is the manager of Domain Partners IV, L.P., DP IV Associates, L.P., Domain Partners V, L.P. and DP V Associates, L.P. Ms. Vitullo disclaims beneficial ownership of the shares held by the Domain Partners IV, L.P., DP IV Associates, L.P., Domain Partners V, L.P. and DP V Associates, L.P. except to the extent of her pecuniary interest therein.

(8)	Of the shares exercisable within 60 days of March 1, 2005, 46,459 would be unvested and subject to repurchase by us if exercised.

(9)	Of the shares exercisable within 60 days of March 1, 2005, 44,271 would be unvested and subject to repurchase by us if exercised.

(10)	Of the shares exercisable within 60 days of March 1, 2005, 64,687 would be unvested and subject to repurchase by us if exercised.

(11)	Of the shares exercisable within 60 days of March 1, 2005, 59,688 would be unvested and subject to repurchase by us if exercised.

(12)	See footnotes 6 through 11 above, as applicable. Of the shares exercisable within 60 days of March 1, 2005, 855,731 would be unvested and subject to repurchase by us if exercised.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by each of Messrs. Kenney and Lundberg and Ms. Vitullo.
COMPENSATION OF DIRECTORS
      During fiscal year 2004, each of our non-employee directors received a yearly retainer of $20,000. In addition each committee chair received an additional yearly retainer of $5,000 and each committee member (other than committee chairs) received an additional yearly retainer of $2,500. In addition, each director received $2,000 for attending each Board of Directors meeting in person, $500 for each Board of Directors meeting attended telephonically and $500 for each committee meeting attended in person or telephonically. In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors was $215,750. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with our policy.
      Each of our non-employee directors have also received stock option grants under the 1996 Directors’ Plan. Only our non-employee directors are eligible to receive options under the 1996 Directors’ Plan. Options granted under the 1996 Directors’ Plan are not intended by us to qualify as incentive stock options under the Code.
      The 1996 Directors’ Plan provides that each new member of our Board will be granted an option to purchase 20,000 shares of our common stock on the date of his or her initial election to the Board. Further, the 1996 Directors’ Plan provides for the automatic, non-discretionary grant of options to purchase 10,000 shares of our common stock on the anniversary of each non-employee director’s initial grant, if the non-employee director is continuing to serve as a director on the anniversary date.
      If our stockholders approve our 2005 Incentive Plan, no further grants will be made under the 1996 Directors’ Plan, and the remaining reserve of authorized but unissued shares under the 1996 Directors’ Plan will be added to the shares reserved for issuance under the 2005 Incentive Plan. See “Proposal Two —

Approval of 2005 Equity Incentive Plan.” The 2005 Incentive Plan grants our Board discretion to make specific stock option or other equity awards to directors. The 2005 Incentive Plan also establishes a Non-Discretionary Grant Program to make stock awards automatically to our non-employee directors. These automatic awards are at the same level as have been made under the 1996 Directors’ Plan, of an option to purchase 20,000 shares of our common stock on the date of a director’s initial election to the Board and an option to purchase 10,000 shares of our common stock on the anniversary of the initial grant, if the director is continuing to serve on our Board at that time. Under the Non-Discretionary Grant Program, the Board may elect, prior to the end of a fiscal year, to have the automatic annual stock option awards for the coming fiscal year replaced with stock bonus awards, the amount of which would be calculated based on the fair value of the option award and the fair market value of our common stock on the date of grant.
      During the last fiscal year, we granted options to purchase an aggregate of 40,000 shares of common stock to our non-employee directors pursuant to the 1996 Directors’ Plan, at a weighted average exercise price per share of $34.55. As of March 31, 2005, options to purchase an aggregate of 131,250 shares had been exercised under the 1996 Directors’ Plan.
COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
      The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers (the “Named Executive Officers”):
Summary Compensation Table

						Long-Term
						Compensation
						Awards

		Annual Compensation				No. of
						Securities
Name and Principal				Other Annual		Underlying	All Other
Position	Year	Salary	Bonus(1)	Compensation		Options	Compensation(2)

Hollings C. Renton	2004	$419,962	$200,000	$—		100,000	$3,548
Chairman, President and Chief	2003	384,516	100,000	—		70,000	3,111
Executive Officer	2002	366,608	—			125,000	3,111
Leonard E. Post, Ph.D.	2004	316,423	100,000	—		50,000	2,191	(5)
Senior Vice President,	2003	294,785	45,000	100	(3)	25,000	1,929	(5)
Research and Development	2002	286,838	—	20,138	(4)	25,000	1,881	(5)
Scott M. Freeman, M.D.	2004	271,925	75,000	—		40,000	1,202	(6)
Vice President, Clinical	2003	246,563	30,000	5,886	(3)	20,000	801
Development	2002	219,538	—	38,810	(7)	15,000	1,060	(5)
Gregory J. Giotta, Ph.D., J.D.	2004	278,000	70,000	—		25,000	3,411	(5)
Vice President and Chief	2003	257,731	50,000	—		30,000	2,674	(8)
Legal Counsel	2002	247,700	—	—		25,000	2,507
Jeanne Y. Jew(9)	2004	243,731	60,000	—		25,000	624
Vice President, Corporate and	2003	225,000	—	—		15,000	480
Commercial Development	2002	52,308	—	—		100,000	33

(1)	Represents amounts accrued by us in 2002 and 2003, but paid in 2003 and 2004 at our election.

(2)	Represents the taxable portion of group life insurance paid by us.

(3)	Represents relocation expenses.

(4)	Represents (i) relocation expenses of $155 and (ii) relocation adjustment of $19,983 accrued in 2001, but paid in 2002.

(5)	Includes $300 wellness benefit.

(6)	Includes $225 wellness benefit.

(7)	Represents (i) relocation expenses of $23,810 and (ii) mortgage assistance of $15,000.

(8)	Includes $50 wellness benefit.

(9)	Ms. Jew joined us in November 2002, and her 2002 salary includes a $35,000 sign-on bonus.
STOCK OPTION GRANTS AND EXERCISES
      We grant options to our executive officers under our 1996 Equity Plan. As of March 31, 2005, options to purchase a total of 2,786,102 shares were outstanding under this plan and options to purchase 493,193 shares remained available for grant. If our 2005 Incentive Plan is approved by stockholders, we will make future grants to our executive officers under our 2005 Incentive Plan, and will cease making grants under the 1996 Equity Plan. See “Proposal Two — Approval of 2005 Equity Incentive Plan.”
      The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:
Option Grants in Last Fiscal Year

	Option Grants in Last Fiscal Year

		% of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees in	Exercise		Option Term(3)
	Options	Fiscal	Price per	Expiration
Name	Granted	Year(1)	Share(2)	Date	5%	10%

Hollings C. Renton	100,000	13.11%	$38.08	03/01/14	$2,394,831	$6,068,971
Leonard E. Post, Ph.D.	50,000	6.55%	38.08	03/01/14	1,197,415	3,034,486
Scott M. Freeman, M.D.	40,000	5.24%	38.08	03/01/14	957,932	2,427,589
Gregory J. Giotta, Ph.D., J.D.	25,000	3.28%	38.08	03/01/14	598,708	1,517,243
Jeanne Y. Jew	25,000	3.28%	38.08	03/01/14	598,708	1,517,243

(1)	Based on an aggregate of 762,925 options granted to our employees and consultants in fiscal year 2004 including the Named Executive Officers.

(2)	Exercise prices are equal to the closing price of our common stock on the Nasdaq Market on the date of grant.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities
			Underlying		Value of Unexercised in the
			Unexercised Options		Money Options at
	Shares		at December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Vested	Unvested	Vested	Unvested

Hollings C. Renton	0	$—	470,665	187,189	$10,690,534	$2,889,294
Leonard E. Post, Ph.D.	28,000	907,080	211,478	70,522	4,802,297	831,583
Scott M. Freeman, M.D.	10,000	336,300	128,958	61,042	3,099,651	773,579
Gregory J. Giotta Ph.D., J.D.	48,071	1,743,497	15,917	54,687	286,806	931,897
Jeanne Y. Jew	12,200	545,613	36,446	76,354	832,062	1,465,032

(1)	Represents the fair market value of the underlying shares on the last day of the fiscal year 2004 ($32.39 based on the closing sales price of the common stock as reported on the Nasdaq National Market) less the exercise price of the options multiplied by the number of shares underlying the option.
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
      In February 2001, we entered into change in control severance agreements with each of our executive officers at the time, and we have entered into change in control severance agreements with executive officers hired subsequently. These agreements supersede all other severance arrangements between the executive officers and us and, except in the case of the Chief Executive Officer, provide for severance pay equal to nine months salary plus benefits continuation to the affected executive officer in the event his or her employment is “terminated” (as described below) within 13 months of the effective date of our change in control. In the case of the Chief Executive Officer, the agreement provides for severance pay equal to 18 months salary plus benefits continuation in the event his employment is “terminated” within 13 months of the effective date of our change in control. The change in control severance agreements further provide that limited outplacement services be provided to the executives in the event of termination. The change in control severance agreements further provide for the acceleration of vesting of 50% of the options held by executives immediately upon our change in control, and acceleration of vesting of the remaining unvested options held by an executive in the event his or her employment is “terminated” within 13 months of the effective date of our change in control. For purposes of the change in control severance agreements, “terminated” includes both termination without cause and constructive termination. Constructive termination is deemed to include a material diminution of duties, a reduction in salary of greater than 10% or a change in the affected executive’s business location of greater than 15 miles.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)
Role of the Compensation Committee
      The overall goal of the Compensation Committee of the Board of Directors is to develop executive compensation policies and practices that are consistent with Onyx’s strategic business objectives. The Committee has the general responsibility for establishing the compensation payable to our executive officers and other senior management and to administer our stock option and purchase plans. The charter of the Compensation Committee is available on our corporate website at http://www.onyx-pharm.com/wt/page/corpIgov. In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with it as the Committee deems appropriate.
Compensation Philosophy
      Our compensation policy is designed to attract, motivate and retain executive officers and other employees who contribute to our long-term success. Our compensation program is designed to retain our key employees, reward past performance, incentivize future performance and balance short and long-term financial objectives in order to build stockholder value.
      The compensation for all employees, including executive officers, is based on the compensation of employees in similar positions in other biotechnology companies, in accordance with published biotechnology compensation survey information, which included composite survey data provided in studies by Mellon and the Radford Biotech Survey, and based upon the advice of our consultants. We target our compensation at the 60th percentile of the range of compensation of similarly situated employees, based upon data provided by these surveys and consultants.
      To establish this relationship between employee compensation and the creation of stockholder value, the Board of Directors, in conjunction with the Compensation Committee, has adopted a total compensation package, which consists of three key elements:

•	a base salary,

•	a performance-based cash bonus, and

•	equity incentive compensation, in the form of grants of stock options, primarily to provide incentives for long-term performance.

Compensation Elements for Executive Officers

Base Salary
      Salary adjustments for 2004 were based on each individual’s performance. In establishing base salaries for the executive officers other than the Chief Executive Officer, the Compensation Committee carefully reviewed the progress made in the programs headed by each officer and the role of these officers in the scientific and business development of Onyx’s programs. In addition, the Compensation Committee relied on market survey information. The salaries we paid in the past three years to our five most highly paid executive officers are shown in the table captioned “Summary Compensation Table” on page 27.

Performance-Based Cash Bonus
      The Compensation Committee uses a broad-based annual incentive cash bonus plan for executive officers and employees. Under this program, we award bonuses to an employee based on whether we achieve certain

      (1) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

goals identified by the Board and whether the employee meets individual performance objectives. For fiscal year 2004, the Compensation Committee determined that the performance criteria were met at above the target level of performance and set aside an aggregate 120% of the incentive bonus cash pool for distribution to employees at the discretion of management. In March of 2005, approximately $766,000 was paid as incentive bonus cash payouts to executive officers and employees, other than the Chief Executive Officer, under this program.

Equity Incentive Compensation
      We provide all Onyx employees with several ways to become stockholders and increase their stock ownership. Our primary equity incentive programs in 2004 consisted of the 1996 Equity Plan and the Employee Stock Purchase Plan (the “Purchase Plan”).
      At the time of hiring, each employee receives a standard initial stock option grant for that employee’s job position at Onyx. These options vest ratably over four years. In December 2000, the Compensation Committee began determining the amount, if any, of additional option grants to make to certain employees based on an annual review of each employee’s performance and each employee’s holdings of unvested options. These additional options vest ratably over four years. In addition, the Compensation Committee may consider special performance-based option grants and determines the vesting schedule of these options on an individual basis. The exercise price of options granted under the 1996 Equity Plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only to the extent that the price of our common stock appreciates in the long term.
      In 2004, the Board of Directors granted stock options to all of the Named Executive Officers. The grant of the options was based on the prior performance of each executive officer and the need to retain these officers in light of their key roles in Onyx’s growth and success. In reaching its decisions, the Compensation Committee relied on its experience and the vesting status of the executive officers’ previously granted stock options. Option grants during 2004 to the Named Executive Officers are included in the table captioned “Option Grants in Last Fiscal Year” on page 28.
      The Board of Directors established the Purchase Plan both to encourage employees to continue working for Onyx and to motivate employees through an ownership interest in us. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of common stock on certain dates specified by the Purchase Plan. The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the date of commencement of participation in each 24-month offering period or on each specified purchase date.

Chief Executive Officer Compensation
      The amount of Mr. Renton’s total compensation in 2004 was based on Onyx’s accomplishments in 2003 and the Chief Executive Officer’s significant contributions toward our success at meeting corporate goals, including, among other things, financing activities, achievement of research and development goals, and objectives under our ongoing collaborations. In determining the Chief Executive Officer’s compensation, the Compensation Committee also evaluated the compensation of chief executives at other biotechnology companies, utilizing published biotechnology compensation survey information, as described above. We target the Chief Executive Officer’s compensation at the 60th percentile of the range of compensation of similarly situated chief executive officers, based upon data provided by these surveys and our consultants.
      The Compensation Committee set performance objectives for the Chief Executive Officer to attain in 2003 in order to receive a bonus in 2004. The Compensation Committee determined that the performance objectives for 2003 were met at above the target level. Mr. Renton received 120% of his target bonus for fiscal year 2003 that was paid out in April of 2004. The Compensation Committee also set the performance objectives for the Chief Executive Officer to attain in 2004 in order to receive a bonus in 2005. The Compensation Committee determined that the performance objectives for 2004 were again met at above the target level, and Mr. Renton received 120% of his target bonus, which amounted to $200,000 in March of 2005. The Compensation Committee took into account all of the same performance factors described above to grant an annual stock option award to Mr. Renton for his performance in 2004. As a result, in March of 2005, Mr. Renton was granted a stock option to purchase 130,000 shares of our common stock, vesting over four years. Mr Renton’s annual base salary was increased to $425,000 for 2005.

Certain Tax Considerations
      Section 162(m) of the Code limits Onyx to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that the stock options granted under the 1996 Equity Plan with an exercise price at least equal to the fair market value of the Onyx’s common stock on the date of grant should be treated as “performance-based compensation.”
From the members of the Compensation Committee of Onyx Pharmaceuticals, Inc.(*):

Paul Goddard, Ph.D., Chair
Nicole Vitullo
      (*) George A. Scangos, Ph.D. resigned from the Board and the Compensation Committee on March 8, 2005.
Compensation Committee Interlocks and Insider Participation
      Our Compensation Committee is composed of two non-employee directors: Paul Goddard, Ph.D. and Nicole Vitullo. During the fiscal year ended December 31, 2004, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(2)
      The annual changes for the five-year period shown in the graph on this page are based on the assumption that $100 had been invested in our common stock, the Nasdaq Stock Market-US Index, and the Nasdaq Pharmaceutical Index on December 31, 1999 and that all dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that investments would have had on December 31, 2004. We did not pay dividends during the period indicated.

      (2) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(3)
      The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2004.
      Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.
      Ernst & Young LLP, our independent auditor for 2004, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of our internal control over financial reporting. In addition, Ernst & Young will express its own opinion on the effectiveness of our internal control over financial reporting.
      In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2004, management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young’s evaluation of our internal control over financial reporting. The Audit Committee reviewed with management the audited financial statements to be included in our Annual Report on Form 10-K for 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Ernst & Young has provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young that firm’s independence from management and from us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1. In addition, the Audit Committee considered the compatibility of nonaudit services provided by Ernst & Young with that firm’s independence.
      The Audit Committee discussed with Ernst & Young the overall scope and plans for its audit. The Audit Committee met with Ernst & Young, with and without management present, to discuss the results of Ernst & Young’s examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
      Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for 2004 and selected Ernst & Young as our independent auditor for the year ended December 31, 2005.
      From the members of our Audit Committee (*):

Nicole Vitullo, Chair
Magnus Lundberg
Thomas G. Wiggins (since March 9, 2005)
      * George A. Scangos, Ph.D. resigned from the Board and the Audit Committee on March 8, 2005.

      (3) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in that filing.

HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Onyx Pharmaceuticals, Inc., 2100 Powell Street, Emeryville, California 94608, or (3) contact Investor Relations, at (510) 597-6500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
CERTAIN TRANSACTIONS
      We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify the officer or director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Jones
Secretary
April 21, 2005
      A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ONYX PHARMACEUTICALS, INC., 2100 POWELL STREET, EMERYVILLE, CA 94608.

Annex A
ONYX PHARMACEUTICALS, INC.
AMENDED AND RESTATED CHARTER
OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
As amended April 18, 2005
Purpose and Policy:
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of ONYX Pharmaceuticals, Inc. (the “Company”), shall be to act on behalf of the Board of Directors of the Company in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting, financial reporting practices and audits of financial statements including the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The policy of the Committee in discharging these obligations shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.
Composition:
      The Committee will be comprised of three or more members of the Board. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board, and vacancies occurring on the Committee shall be filled by the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.
Authority:
      The Committee shall have authority to appoint, determine compensation for, and at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.
Responsibilities:
      The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company. The Auditors and any other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year. The retention of the Auditors shall be subject only to ratification by the Company’s stockholders, provided the Committee has recommended and the Board has elected to submit the retention of the Auditors for stockholder ratification.

2. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. At least annually, to request and receive written statements from the Auditors delineating all relationships between the auditors and the Company, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence and, if so determined by the Committee, to take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Company’s Auditors and engaged on the Company’s account.

7. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under standards of the Public Company Accounting Oversight Board (United States), as appropriate.

8. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K proposed to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

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9. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under standards of the Public Company Accounting Oversight Board (United States), as appropriate.

10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles (“GAAP”) related to material items discussed with management and any other significant reporting issues and judgments.

13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or restrictions on the scope of their activities or access to required records, data and information.

15. To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect, including any special audit steps taken in the event of material control deficiencies.

16. To confer with the Auditors and management in separate executive sessions to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

17. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

18. To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

19. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

20. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that could have a material impact on the Company’s financial statements, compliance programs and policies, if, in the judgment of the Committee, such review is necessary or appropriate.

21. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other review or attest service, including the compensation to be paid to such

3

firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

22. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

23. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules.

25. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

26. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

28. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

29. To perform such other functions and have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

      It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.
Meetings:
      The Committee will hold such regular or special meetings as its members shall deem necessary or appropriate. The President and Chief Executive Officer and Vice President, Finance may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman. The Committee will adopt and review annually a timetable of agenda items to be considered by the Committee over the course of the Company’s financial year.
Minutes and Reports:
      Minutes of each meeting shall be kept and distributed promptly after each meeting to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

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Onyx Pharmaceuticals, Inc.

2005 Equity Incentive Plan

Adopted by the Board of Directors: April 18, 2005
Approved by the Stockholders: _______________, 2005
Termination Date: April 18, 2015

1. General.

     (a) Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan and the Onyx Pharmaceuticals, Inc. 1996 Non-Employee Directors’ Stock Option Plan (collectively, the “Prior Plans”). Following the effective date of this Plan, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans shall be added to the share reserve of this Plan and available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans. Any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

     (b) Eligible Stock Award Recipients. The persons eligible to receive discretionary Stock Awards are Employees, Directors and Consultants. The persons eligible to receive non-discretionary Stock Awards under the Non-Discretionary Grant Program are Eligible Directors.

     (c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.

     (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. Definitions.

     As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

     (a) “Accountant” means the independent registered public accounting firm appointed by the Company.

1.

     (b) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

     (c) “Annual Award” means a Stock Award granted to each Eligible Director pursuant to Section 8(c)(ii).

     (d) “Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors of the Company are selected.

     (e) “Award” means a Stock Award or a Performance Cash Award.

     (f) “Board” means the Board of Directors of the Company.

     (g) “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

     (h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such

2.

merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

          (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

          (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

     The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

     (i) “Code” means the Internal Revenue Code of 1986, as amended.

     (j) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(d).

     (k) “Common Stock” means the common stock of the Company.

     (l) “Company” means Onyx Pharmaceuticals, Inc., a Delaware corporation.

3.

     (m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

     (n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

     (o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

     (p) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (q) “Director” means a member of the Board.

     (r) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

4.

     (s) “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Non-Discretionary Grant Program.

     (t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

     (u) “Entity” means a corporation, partnership or other entity.

     (v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

     (x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

     (y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (z) “Initial Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 8(c)(i).

5.

     (aa) “Non-Discretionary Grant Program” means the non-discretionary grant program in effect under Section 8 of the Plan.

     (bb) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

     (cc) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (dd) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (ee) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

     (ff) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (gg) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (hh) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

     (ii) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (jj) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

     (kk) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of

6.

securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

     (ll) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

     (mm) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 11(h)(ii).

     (nn) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders’ equity; and (xxxi) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

     (oo) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

     (pp) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of

7.

one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.

     (qq) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 11(h)(i).

     (rr) “Plan” means this Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan.

     (ss) “Prior Plans” means the Company’s 1996 Equity Incentive Plan and 1996 Non-Employee Directors’ Stock Option Plan as in effect immediately prior to the effective date of the Plan.

     (tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (uu) “Securities Act” means the Securities Act of 1933, as amended.

     (vv) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

     (ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

     (xx) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, an Other Stock Award, or a Performance Stock Award.

     (yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (zz) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Sections 7(b) and 8(c)(ii)(3).

     (aaa) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

     (bbb) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

     (ccc) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

8.

     (ddd) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Sections 7(c) and 8(c)(ii)(3).

     (eee) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

     (fff) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

     (ggg) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3. Administration.

     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(d). However, the Board may not delegate administration of the Non-Discretionary Grant Program.

     (b) Powers of Board. Except with respect to the Non-Discretionary Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Award as provided in Section 13.

          (iv) To terminate or suspend the Plan as provided in Section 14.

9.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

          (vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

     (c) Administration of Non-Discretionary Grant Program. The Board shall have the power, subject to and within the limitations of, the express provisions of the Non-Discretionary Grant Program:

          (i) To determine the provisions of each Stock Award to the extent not specified in the Non-Discretionary Grant Program.

          (ii) To construe and interpret the Non-Discretionary Grant Program and the Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Non-Discretionary Grant Program or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Non-Discretionary Grant Program fully effective.

          (iii) To amend the Non-Discretionary Grant Program or a Stock Award thereunder as provided in Section 13.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Non-Discretionary Grant Program.

     (d) Delegation to Committee.

          (i) General. The Board may delegate some or all of the administration of the Plan (except the Non-Discretionary Grant Program) to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside

10.

Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

     (e) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(e), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(x)(ii) above.

     (f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

     (g) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4. Shares Subject to the Plan.

     (a) Share Reserve. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, seven million five hundred sixty thousand forty-five (7,560,045) shares of Common Stock. Such number of shares reserved for issuance consists of (i) the number of shares remaining available for issuance under the Prior Plans, including shares subject to outstanding stock awards under the Prior Plans, and (ii) an additional three million nine hundred ninety thousand (3,990,000) shares to be approved by the stockholders at the 2005 Annual Meeting as part of the approval of this Plan. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6 or 8, or (B) a Stock Appreciation Right granted under Section 7(d) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and three tenths (1.3) shares for each share of Common Stock issued pursuant to (A) a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award granted under Section 7, or (B) a Stock Appreciation Right granted under Section 7(d) with respect to which the strike price is less than one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if

11.

applicable, NYSE Listed Company Manual Section 303A(8) and such issuance shall not reduce the number of shares available for issuance under the Plan.

     (b) Reversion of Shares to the Share Reserve.

          (i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award (including the Stock Awards transferred from the Prior Plans on the effective date of this Plan) are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and three tenths (1.3) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and three tenths (1.3) shares.

          (ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Stock Purchase Award, Stock Bonus Award, or Stock Unit Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

          (iii) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 12(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be seven million five hundred sixty thousand forty-five (7,560,045) shares of Common Stock.

     (c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

12.

5. Eligibility.

     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Non-discretionary Stock Awards granted under the Non-Discretionary Grant Program in Section 8 may be granted only to Eligible Directors.

     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Section 162(m) Limitation. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock.

     (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

     (e) Limitation on Certain Stock Awards Granted to New Hires. No more than ten percent (10%) of the total number of shares of Common Stock subject to the Plan pursuant to Section 4(a) may be issued as Stock Awards that (i) are granted to newly-hired Employees, and (ii) vest at a rate more favorable to the Employee than over a three (3)-year period measured from the date of hire as permitted for newly-hired Employees by Sections 7(a)(iii), 7(b)(ii), 7(c)(ii), and 7(e)(ii).

6. Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set

13.

forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

     (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

          (i) by cash or check;

          (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

          (v) in any other form of legal consideration that may be acceptable to the Board.

     (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

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          (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

          (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing and except for Options granted to Non-Employee Directors, no Option shall vest at a rate more favorable to the Optionholder than over a one (1)-year period measured from the date of grant (or the date of hire for newly-hired Optionholders) except in the event of death or Disability, upon a Corporate Transaction in which such Option is not assumed or continued, or upon a Change in Control.

     (g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

     (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

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     (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

     (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

7. Provisions of Stock Awards other than Options.

     (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical; provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

          (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) by past

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or future services rendered to the Company or an Affiliate, or (iii) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing and except for Stock Purchase Awards granted to Non-Employee Directors, no Stock Purchase Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of death or Disability, upon a Corporate Transaction in which such Stock Purchase Award is not assumed or continued, or upon a Change in Control. However, a Stock Purchase Award granted to a newly-hired Employee as an inducement to become an Employee may not vest at a rate more favorable to the Participant than over a one (1)-year period measured from the date of hire except in the event of death or Disability, upon a Corporate Transaction in which such Stock Purchase Award is not assumed or continued, or upon a Change in Control.

          (iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

          (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

     (b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical; provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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          (i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii) Vesting. Shares of Common Stock awarded under a Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing and except for Stock Bonus Awards granted to Non-Employee Directors, no Stock Bonus Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of death or Disability, upon a Corporate Transaction in which such Stock Bonus Award is not assumed or continued, or upon a Change in Control. However, a Stock Bonus Award granted to a newly-hired Employee as an inducement to become an Employee may not vest at a rate more favorable to the Participant than over a one (1)-year period measured from the date of hire except in the event of death or Disability, upon a Corporate Transaction in which such Stock Bonus Award is not assumed or continued, or upon a Change in Control.

          (iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

          (iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

     (c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical; provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions on the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing and except for Stock Unit Awards

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granted to Non-Employee Directors, no Stock Unit Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of death or Disability, upon a Corporate Transaction in which such Stock Unit Award is not assumed or continued, or upon a Change in Control. However, a Stock Unit Award granted to a newly-hired Employee as an inducement to become an Employee may not vest at a rate more favorable to the Participant than over a one (1)-year period measured from the date of hire except in the event of death or Disability, upon a Corporate Transaction in which such Stock Unit Award is not assumed or continued, or upon a Change in Control.

          (iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

          (iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award to a time following the vesting of such Stock Unit Award.

          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

          (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

     (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

          (ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the

19.

Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

          (iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

          (iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing and except for Stock Appreciation Rights granted to Non-Employee Directors, no Stock Appreciation Right shall vest at a rate more favorable to the Participant than over a one (1)-year period measured from the date of grant (or the date of hire for newly-hired Participants) except in the event of death or Disability, upon a Corporate Transaction in which such Stock Appreciation Right is not assumed or continued, or upon a Change in Control.

          (v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

     (e) Other Stock Awards.

          (i) General. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7.

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Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

          (ii) Vesting. Notwithstanding the foregoing and except for Other Stock Awards granted to Non-Employee Directors, no Other Stock Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant except in the event of death or Disability, upon a Corporate Transaction in which such Other Stock Award is not assumed or continued, or upon a Change in Control. However, an Other Stock Award granted to a newly-hired Employee as an inducement to become an Employee may not vest at a rate more favorable to the Participant than over a one (1)-year period measured from the date of hire except in the event of death or Disability, upon a Corporate Transaction in which such Other Stock Award is not assumed or continued, or upon a Change in Control.

8. Non-Discretionary Grants to Eligible Directors.

     (a) General. The Non-Discretionary Grant Program in this Section 8 allows Eligible Directors to receive Stock Awards automatically at designated intervals over their period of Continuous Service on the Board. The Non-Discretionary Grant Program is intended as the successor to and continuation of the Company’s 1996 Non-Employee Directors’ Stock Option Plan.

     (b) Eligibility. The Stock Awards shall automatically be granted to all Eligible Directors who meet the specified criteria.

     (c) Non-Discretionary Grants.

          (i) Initial Award. Without any further action of the Board, each person who on or after the Annual Meeting in 2005 is elected or appointed for the first time to be an Eligible Director automatically shall, upon the date of his or her initial election or appointment as an Eligible Director, be granted an Option to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth in Section 8(d).

          (ii) Annual Awards. Without any further action of the Board, on the anniversary date each year of the date on which an Option is granted to an Eligible Director either (i) pursuant to Section 8(c)(i), or (ii) pursuant to Subparagraph 5(a) or 5(b) of the 1996 Non-Employee Directors’ Stock Option Plan, each such Eligible Director whose Continuous Service has not then terminated shall automatically be granted an Annual Award as described below.

               (1) Form of Annual Award. On or before December 31 of any calendar year, the Board shall determine if all Annual Awards to be granted in the subsequent calendar year shall be in the form of Options described in Section 8(d) or in the form of Stock Bonus Awards described in Section 8(e). If the Board does not make such a determination on or before December 31 of a calendar year, all Annual Awards to be granted in the subsequent calendar year shall be in the form of Options described in Section 8(d). With respect to all

21.

Annual Awards to be granted in 2005, such Annual Awards shall be in the form of Options described in Section 8(d).

               (2) Option. If the Annual Award is in the form of an Option, the Annual Award shall be a Nonstatutory Stock option to purchase ten thousand (10,000) shares of Common Stock on the terms and conditions set forth in Section 8(d).

               (3) Stock Bonus Award or Stock Unit Award. If the Annual Award is in the form of a Stock Bonus Award, the Annual Award shall not be more favorable to an Eligible Director than that number of unvested shares of Common Stock, rounded down to the next whole number of shares, determined as the quotient obtained by dividing (i) the “fair value” of the Option specified in Section 8(c)(ii)(2) determined under generally accepted accounting principles and using the option pricing model employed by the Company for purposes of estimating the value of compensatory stock options for financial reporting purposes as reported in the Annual Report filed on Form 10-K or Form 10-KSB (or any successor forms) with the Securities and Exchange Commission in the calendar year preceding the date of grant, by (ii) the Fair Market Value per share of the Common Stock on the date of grant. In addition, the Board shall have the authority to provide that an Annual Award in the form of a Stock Bonus Award shall instead be in the form of a Stock Unit Award.

     (d) Non-Discretionary Option Grant Provisions.

          (i) Option Type. Each Option granted hereunder shall be a Nonstatutory Stock Option.

          (ii) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (iii) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

          (iv) Corporate Transaction. In the event of (i) a Corporate Transaction, or (ii) any Exchange Act Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, then, to the extent not prohibited by applicable law, the time during which Options granted to Eligible Directors pursuant to the Non-Discretionary Grant Program under this Section 8 may be exercised shall (contingent upon the effectiveness of such transaction) be accelerated in full to a date prior to the effective time of such transaction, and such Options shall terminate if not exercised at or prior to such effective time.

          (v) Remaining Terms. The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the terms of the Plan.

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     (e) Non-Discretionary Stock Bonus Award or Stock Unit Award Provisions.

          (i) Consideration. Payment for the Stock Bonus Award or Stock Unit Award shall be for past or future services rendered to the Company or an Affiliate. In the event that additional consideration is required to be paid so that the shares of Common Stock subject to the Stock Bonus Award or Stock Unit Award shall be deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration.

          (ii) Corporate Transaction. In the event of (i) a Corporate Transaction, or (ii) any Exchange Act Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, then, to the extent not prohibited by applicable law, the vesting of Stock Bonus Awards and Stock Unit Awards granted to Eligible Directors pursuant to the Non-Discretionary Grant Program under this Section 8 shall (contingent upon the effectiveness of such transaction) accelerate in full to a date prior to the effective time of such transaction and, in the case of Stock Unit Awards, shall be settled on such date.

          (iii) Remaining Terms. The remaining terms and conditions of each grant of Stock Bonus Awards and Stock Unit Awards shall be as set forth in a Stock Bonus Award Agreement or Stock Unit Award Agreement in a form adopted from time to time by the Board; provided, however, that the terms of such Stock Bonus Award Agreement or Stock Unit Award Agreement shall be consistent with the provisions of the Plan.

9. Covenants of the Company.

     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10. Use of Proceeds from Sales of Common Stock.

     Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

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11. Miscellaneous.

     (a) Acceleration of Exercisability and Vesting. To the extent consistent with Sections 6(f), 7(a)(iii), 7(b)(ii), 7(c)(ii), 7(d)(iv), and 7(e)(ii), the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the

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circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

     (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

     (h) Performance Awards.

          (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 11(h)(i) shall not exceed the value of one million (1,000,000) shares of Common Stock.

          (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 11(h)(ii) shall not exceed two million dollars ($2,000,000).

12. Adjustments upon Changes in Common Stock; Corporate Transactions.

     (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 15 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of

25.

shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 11(h), (iv) the class(es) and number of securities subject to each Stock Award under the Non-Discretionary Grant Program under Section 8, and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

     (c) Corporate Transaction. The following provisions shall apply to Stock Awards (except those granted under the Non-Discretionary Grant Program) in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

          (i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

          (ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have

26.

not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

          (iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

          (iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

     (e) Parachute Payments.

          (i) Except as otherwise provided in a written agreement between the Company and a Participant, if the acceleration of the vesting and exercisability of Stock Awards provided for in Sections 8(d)(iv), 8(e)(ii) and 12(c)(ii), together with payments and other benefits of a Participant, (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 12(e) would be subject to the excise tax imposed by Section 4999 of the Code, or

27.

any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Participant in full, or (2) provided to such Participant as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

          (ii) Except as otherwise provided in a written agreement between the Company and a Participant, any determination required under this Section 12(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof): (i) reduction of cash payments; (ii) cancellation of accelerated vesting of Stock Awards other than Options; (iii) cancellation of accelerated vesting of Options; and (iv) reduction of other benefits paid to the Participant. If acceleration of vesting of Stock Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Stock Awards (i.e., the earliest granted Stock Award cancelled last) unless the Participant elects in writing a different order for cancellation.

          (iii) For purposes of making the calculations required by this Section 12(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Participant shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 12(e).

          (iv) If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the Payment, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

          (v) Notwithstanding any other provision of this Section 12(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds of the Payment (calculated as if the Payment had not

28.

previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay or otherwise provide to the Participant that portion of the Payment that was reduced pursuant to this Section 12(e) contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the Payment are maximized.

          (vi) If the Participant either (i) brings any action to enforce rights pursuant to this Section 12(e), or (ii) defends any legal challenge to his or her rights under this Section 12(e), the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Participant, the court finds that the action was brought in good faith.

13. Amendment of the Plan and Awards.

     (a) Amendment of Plan. Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan.

     (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

     (e) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

14. Termination or Suspension of the Plan.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the

29.

earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

15. Effective Date of Plan.

     The Plan shall become effective upon approval by the stockholders at the 2005 Annual Meeting.

16. Choice of Law.

     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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ONYX PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 1, 2005
10:00 a.m. local time

2100 Powell Street
Emeryville, California

Onyx Pharmaceuticals, Inc. 2100 Powell Street Emeryville, CA 94608	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 1, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Hollings C. Renton, Marilyn E. Wortzman and Robert L. Jones, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To elect the following two directors to hold office until the 2008 Annual Meeting of Stockholders	01 Magnus Lundberg 02 Hollings C. Renton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the adoption of the Company’s 2005 Equity Incentive Plan.		☐	For	☐	Against	☐	Abstain

3.	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐				Date
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.